COMMERCIAL LOAN

                      AMENDED AND RESTATED PROMISSORY NOTE

$2,000,000.00
Cincinnati, Ohio                                                 August 31, 1998

     The undersigned, for value received, promises to pay to the order of The Provident Bank, at any of its offices, the sum of Two Million Dollars ($2,000,000.00), together with interest until maturity at the fixed rate of 16.5% per year computed on the basis of a year of 360 days for the actual number of days elapsed, and after an Event of Default or maturity, whether at stated maturity or by acceleration, at a rate four (4) percentage points greater than the stated rate (the "Default Rate"). Interest payments shall be due and payable monthly commencing on September 1, 1998, and on the first day of each month thereafter and at maturity. Principal shall be due and payable in full on or before June 1, 1999.

     The undersigned hereby states that the purpose of the loan evidenced by this Note is to refinance existing loans and provide for future working capital needs. This Note amends and restates that certain Promissory Note in the original principal amount of $2,000,000.00 dated as of August 27, 1997 given by the undersigned to The Provident Bank; amounts outstanding as of the date hereof under such Promissory Note shall not be deemed cancelled or satisfied, but shall be evidenced by this Note instead of by such Promissory Note. This Note is issued and secured by the Second Amended and Restated Loan and Security Agreement of even date herewith between the undersigned and The Provident Bank (as amended, modified and supplemented from time to time, the "Loan Agreement") and is further evidenced and secured by additional Loan Documents (as defined in the Loan Agreement).

      If any payment of principal or interest is not paid when due or if an Event of Default occurs as defined in the Loan Agreement or other Loan
Documents, this Note shall, at the option of its holder, become immediately due and payable (except upon the occurrence of an Event of Default described in Section 11.1(g) of the Loan Agreement, the same shall automatically become due and payable), without demand or notice.

     In the event the undersigned prepays the principal amount of this Note in whole or in part prior to the maturity date hereof with cash obtained from any source (including without limitation another lender) other than the operation of the undersigned's business in the ordinary course, the undersigned shall pay the holder hereof a fee in the amount of 2% of the amount so prepaid.

     As collateral security for the payment of the amounts from time to time owing hereunder, the undersigned hereby grants to the holder a security interest in (i) all property in which the holder now or hereafter holds a security interest pursuant to any and all assignments, pledges and security agreements, including the Loan Agreement and Loan Documents, between the undersigned and the holder and (ii) all accounts, securities and properties now or hereafter in the possession of the holder and in which the undersigned has any interest. Upon this Note becoming due under any of its terms and provisions, and not being fully paid and satisfied, the total sum then due hereunder may, at any time and from time to time, be charged against any account or accounts maintained with the holder hereof by the undersigned, without notice to or further consent from it, and the undersigned agrees to be and remain liable for all remaining indebtedness represented by this Note in excess of the amount or amounts so applied. The undersigned and the holder intend that this indebtedness shall be secured by any and all mortgages hereafter granted by the undersigned in favor of the holder.

     There will be a minimum finance charge of $50.00 for each billing period. Prime Rate is that annual percentage rate of interest which is established by The Provident Bank from time to time as its prime rate, whether or not such rate is publicly announced, and which provides a base to which loan rates may be referenced. Prime Rate is not necessarily the lowest lending rate of The Provident Bank. The interest rate on this Note will change each time and as of the date that the Prime Rate changes. If any payment of principal or interest is not paid when due or if the undersigned shall otherwise default in the performance of its obligations hereunder or under any other note or agreement with the holder, the holder at its option, may charge and collect, or add to the unpaid balance hereof, a late charge up to the greater of $250 or .1% of the unpaid balance of this Note at the time of such delinquency for each such delinquency to cover the extra expense incident to handling delinquent accounts, and/or increase the interest rate on the unpaid balance to the Default Rate.

     The undersigned (i) waives presentment, demand, notice of demand, protest, notice of protest and notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any indorsement or guaranty of this Note or of any document or instrument evidencing any security for payment of this Note; and
(ii)


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consents to any and all delays,  extensions,  renewals or other modifications of this Note or waivers of any term hereof or release or discharge by the holder of any obligors hereof or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of the holder or any indulgence shown by the holder, from time to time and in one or more instances, (without notice to or further assent from the undersigned) and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of the holder shall in any way affect or impair the obligations of the undersigned or be construed as a waiver by the holder of, or otherwise affect, any of the holder's rights under this Note, under any indorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note. The undersigned further agrees to reimburse the holder for all advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.

     The undersigned authorizes any attorney at law, including an attorney engaged by the holder, to appear in any court of record in the State of Ohio or any other State or Territory of the United States, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against the undersigned in favor of the holder, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned hereby expressly waives any conflict of interest that the holder's attorney may have in confessing such judgment against such parties and expressly consents to the confessing attorney receiving a legal fee from the holder for confessing such judgment against such parties.

THE PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF OHIO. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE HOLDER TO EXTEND CREDIT TO THE UNDERSIGNED, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE UNDERSIGNED HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS NOTE OR ARISING IN ANY WAY FROM ANY INDEBTEDNESS OR OTHER TRANSACTIONS INVOLVING THE HOLDER AND THE UNDERSIGNED. THE UNDERSIGNED HEREBY DESIGNATES ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS NOTE, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE UNDERSIGNED CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS.




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IN WITNESS WHEREOF,  the undersigned has executed this Note as of the date first set forth above.

WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.


JACK OF ALL GAMES, INC.


By:___________________________________________

Its:__________________________________________



By:___________________________________________

Its:__________________________________________